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                                                                   EXHIBIT 10.41

                                REMEDYTEMP, INC.

                       SPECIAL DEFERRED COMPENSATION PLAN

                                        PREPARED BY:

                                        REISH & LUFTMAN
                                        A PROFESSIONAL CORPORATION
                                        ATTORNEYS AT LAW
                                        TENTH FLOOR
                                        11755 WILSHIRE BOULEVARD
                                        LOS ANGELES, CALIFORNIA 90025
                                        (310) 478-5656

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                                REMEDYTEMP, INC.
                       SPECIAL DEFERRED COMPENSATION PLAN

          THIS SPECIAL DEFERRED COMPENSATION PLAN is amended and restated effective January 1, 2005, with reference to the following:

          A. REMEDYTEMP, INC., a California corporation (the "Company"), originally adopted this Plan effective as of January 5, 1998.

          B. The Company and Greg Palmer ("Palmer") entered into an employment agreement (the "Agreement"), pursuant to a letter from the Company to Palmer dated December 17, 1997.

          C. This Plan is adopted by the Company pursuant to section 13.2 of the Agreement.

          D. This Plan is not intended to be a qualified plan within the meaning of sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code") but is intended to be a nonqualified deferred compensation plan that complies with the terms of Code section 409A. This Plan is intended to be an unfunded plan for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Company contributions shall be held in a "Rabbi Trust," as that term is defined in Revenue Procedure 92-64, 1992-2 C.B. 422.

          NOW, THEREFORE, the Company hereby adopts the RemedyTemp, Inc. Special Deferred Compensation Plan on the following terms and conditions:

          1. Definitions. Whenever used in this Plan, the following words and phrases shall have the meaning set forth below, unless a different meaning is expressly provided or plainly required by the context in which the words or phrases are used:

          1.1 Beneficiary means a person designated by a Palmer to receive Plan benefits in the event of Palmer's death.

          1.2. Board means the Board of Directors of the Company and its successors.

          1.3. Disability means (i) Palmer's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) Palmer's receipt of income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months

          1.4. Plan means the RemedyTemp, Inc. Special Deferred Compensation Plan established by this document and the Trust Agreement established in connection herewith.


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          1.5. Plan Committee means the individuals appointed by the Board from time to time to administer the Plan as provided herein. Initially, as of the effective date of the Plan, members of the Plan Committee are Jeffrey A. Elias and Alan Purdy.

          1.6. Shares means four thousand nine hundred eighty-five (4,985) shares of the Company's Class A Common Stock.

          1.7. Trust Agreement means the grantor trust established in connection with this Plan between the Company as grantor and the Trustee.

          1.8. Trustee means Union Bank of California, N.A. or any successor institutional trustee named to succeed such Trustee under the terms of the Trust Agreement established in connection with this Plan.

          2. Contribution and Allocation.

          2.1. Company Contribution and Allocation. On behalf of Palmer, the Company has contributed to the Plan the sum of one hundred thousand dollars ($100,000) which has been used to purchase the Shares. Such contribution shall be allocated to Palmer's Company Account and be credited with dividends, if any, as provided in Section 2.2 below.

          2.2. Credited Earnings. Palmer's Company Account shall be credited with dividends, if any, paid on the Shares held in such Account. Notwithstanding the foregoing, the Trustee shall, at the direction of the Plan Committee, have the duty and authority to invest the trust assets and funds in accordance with the terms of the Trust Agreement, and all rights associated with the trust assets shall be exercised by the Trustee as designated by the Plan Committee and shall in no event be exercisable by or be settled upon Palmer or his Beneficiaries.

          2.3. Forfeitures. If any amount of Company Contributions are forfeited in any year, such forfeited amounts shall be returned to the Company.

          2.4. Funding. The assets of the Plan shall be held under the Trust Agreement (a "grantor trust") designated in Article I above. As such, the Plan is intended to be an unfunded plan for purposes of the requirements of ERISA and the Code.

          Notwithstanding the provisions under the terms of the Plan that amounts contributed to this Plan, plus earnings thereon, shall be allocated to a separate Account of Palmer, all such amounts credited to such individual Account shall remain the general assets of the Employer, and as such shall remain subject to the claims of the general creditors of the Company. This Plan and the related Trust Agreement do not create, nor does Palmer or any Beneficiary have, any right with respect to any specific assets of the Company or the Plan, until such time as Palmer's Company Account shall become 100% vested as provided in
Section 3.


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          3. Vesting. Palmer's Company Account shall become 100% vested upon the earlier of: (A) his completion of five years of employment (including any period of disability in which the Company continues to pay Palmer's salary, as provided in section 7 of the Agreement) from Palmer's effective start date; or (B) termination of his employment for any reason, including with and without cause, and death.

          4. Distributions.

          4.1 Planned Distribution. Once Palmer's Company Account becomes 100% vested, the Shares (or their equivalent in the event of a conversion of such Shares) held and all earnings credited thereon shall be distributed to him as soon as practicable thereafter. However, as provided in section 13.2 of the Agreement, Palmer may defer the Shares and earnings thereon during the term of his Amended and Restated Employment Agreement. If Palmer continues to defer the Shares and earnings under the Special Deferred Compensation Plan, such amounts shall not be paid earlier than six (6) months after the date of termination of employment with the Company (or, if earlier, the date of death of the Participant).

          5. Amendment. The Company reserves the right to amend the Plan at any time by resolution of the Plan Committee. The Plan Committee will determine the effective date of any such amendment. The amendment may not deprive Palmer or Beneficiary of any portion of a benefit under the terms of this Plan at the time of the amendment.

          6. Benefits Not Funded. Palmer and his Beneficiary have the status of unsecured creditors of the Company, and the Plan constitutes a mere promise by the Company to make benefit payments in the future. Palmer's or his Beneficiary's interest in the Plan is an unsecured claim against the general assets of the Company, and neither Palmer nor his Beneficiary has any right against the account until the Plan has distributed the benefit. All amounts credited to an account are the general assets of the Company and may be disposed of or used by the Company in such manner as it determines.

          Notwithstanding the first paragraph of this Section 6, the Company will transfer the Shares to a trust pursuant to a Trust Agreement, a copy of which is attached. Such Trust Agreement created by the Company is intended to be a grantor trust, and any assets held by such trust to assist the Company in meeting its obligations under the Plan will conform to the terms of the model trust, as described in Revenue Procedure 92-64, 1992-2 C.B. 422, promulgated by the Internal Revenue Service.

          It is the intention of the parties that this Plan and the accompanying Trust Agreement shall constitute an unfunded arrangement maintained for the purpose of providing deferred compensation for Palmer, who is a member of a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974.


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          7. Miscellaneous.

          7.1. Designation of Beneficiary. Palmer shall designate, in writing, one or more beneficiaries to receive his benefit under the provisions of Section 2 in the event he dies before the Company has paid his vested benefit. Palmer shall file the written designation with the Plan Committee. Palmer may revoke a previous beneficiary designation by filing a new written beneficiary designation with the Plan Committee.

          In any event, if Palmer or his Beneficiary who has designated another Beneficiary is divorced, all beneficiary designations executed prior to the effective date of the dissolution of marriage (or other decree or order entered under applicable state law) are automatically revoked under the terms of this
Section 7.1. In such event, Palmer or his Beneficiary may designate one or more Beneficiaries in accordance with the terms of this Section 7.1. If none is made following the effective date of the dissolution of the marriage, the individual's benefit shall pass under the laws of intestate succession and the terms of the next following paragraph.

          If Palmer fails to file a valid designation of beneficiary with the Plan Committee under the provisions of this Section 7.1, or if a designated Beneficiary fails to survive to receive any or all payments due hereunder, then the death benefit payable under this Plan shall be payable to Palmer's (or his Beneficiary's) spouse; if no spouse survives, then to the Palmer's (or his Beneficiary's) children, with equal shares among living children and with the living descendants of a deceased child receiving equal portions of the deceased child's share; in the absence of spouse or descendants, to Palmer's (or his Beneficiary's) parents; and in the absence of spouse, descendants or parents, to Palmer's (or his Beneficiary's) brothers and sisters, with the living descendants of a deceased brother and those of a deceased sister receiving equal portions of the deceased brother's or sister's share; in the absence of any of the persons name herein, to Palmer's (or his Beneficiary's) estate.

          For purposes of this Section 7.1, the term "descendant" means all persons who are descended from the person referred to either by birth to or legal adoption by such person, and "child" or "children" includes adopted children.

          7.2. Benefits Not Assignable. The rights of Palmer are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of Palmer nor any Beneficiary. Neither Palmer nor his Beneficiary may assign, transfer or pledge the benefits under this Plan. Any attempt to assign, transfer or pledge Palmer's benefits under this Plan is void.

          7.3. Benefit. This Plan constitutes an agreement between the Company and Palmer which is binding upon and inures to the Company, its successors and assigns and upon Palmer and his heirs and legal representatives.

          7.4. Headings. The headings of the Articles and Sections of this Plan are included for purposes of convenience only, and shall not affect the construction or interpretation of any of it provisions.


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          7.5. Notices. All notices, requests, demands, and other communications under this Plan shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified (return receipt requested), postage prepaid, and properly addressed to the last known address to each party as set forth on the first page thereof. Any party may change its address for purposes of this Section by giving the other parties written notice of the new address in the manner set forth above.

          7.6. Gender Usage. The use of the masculine gender includes the feminine gender for all purposes of this Plan.

          7.7. Expenses. Costs of administration of the Plan shall be paid by the Company.

          7.8. Claims Review Procedure.

          (A) A claim for benefits may be filed, in writing, with the Plan Committee. A written disposition of a claim shall be furnished to the claimant with a reasonable time after the claim for benefits is filed. In the event a claim for benefits is denied, the Plan Committee shall provide the claimant with the reasons for denial.

          (B) A claimant whose claim for benefits was denied may file for a review of such denial, with the Plan Committee, no later than 60 days after he has received written notification of the denial.

          (C) The Plan Committee shall give a request for review a full and fair review. If the claim for benefits is denied upon completion of a full and fair review, notice of such denial shall be provided to the claimant within 60 days after the Plan Committee's receipt of such written claim for review. This 60-day period may be extended in the event of special circumstances. Such special circumstances shall be communicated to the claimant in writing within the 60-day period. If there is an extension, a decision shall be made as soon as possible, but not later than 120 days after receipt by the Plan Committee of such claim for review.

          (D) If benefits are provided or administered by an insurance company, insurance service, or other similar organization which is subject to regulation under the insurance laws, the claims procedure relating to these benefits may provide for review. If so, that company, service, or organization will be the entity to which claims are addressed.

          7.9. No Other Agreements or Understandings. This Plan represents the sole agreement between the Company and Palmer concerning its subject matter and it supersedes all prior agreements, arrangements, understandings, warranties, representations, and statements between the parties concerning its subject matter, except to the extent the Agreement is specifically referred to herein.


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          8. Administration.

          8.1. Plan Committee. The Plan shall be administered by the Plan Committee. The Plan Committee shall have full authority and power to administer and construe the Plan, subject to applicable requirements of law. Without limiting the generality of the foregoing, the Plan Committee shall have the powers indicated in the foregoing Sections of this Plan and the following additional powers and duties:

          (A) To make and enforce such rules and regulations as it deems necessary or proper for the administration of the Plan;

          (B) To interpret the Plan and to decide all questions concerning the Plan;

          (C) To determine the amount and the recipient of any payments to be made under the Plan;

          (D) To value the Shares deemed held in Palmer's Company Account; and

          (E) To make all other determinations and to take all other steps necessary or advisable for the administration of the Plan.

          All decisions made by the Plan Committee pursuant to the provisions of the Plan shall be made in its sole discretion and shall be final, conclusive, and binding upon all parties.

          8.2. Delegation of Duties. The Plan Committee may delegate such of its duties and may engage such experts and other persons as it deems appropriate in connection with administering the Plan. The Plan Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action taken by the Plan Committee, in good faith in reliance upon any opinions or reports furnished them by any such experts or other persons.

          8.3. Indemnification of Committee. The Company agrees to indemnify and to defend to the fullest extent permitted by law any person serving as a member of the Plan Committee, and each employee of the Company or any of its affiliates appointed by the Plan Committee to carry out duties under this Plan, against all liabilities, damages, costs and expenses (including attorneys' fees and amounts paid in settlement of any claims approved by the Company) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.


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          8.4. Liability. To the extent permitted by law, neither the Plan
Committee nor any other person shall incur any liability for any acts or for any failure to act except for liability arising out of such person's own willful misconduct or willful breach of the Plan.

          IN WITNESS WHEREOF, the Company has adopted the amended and restated version of the Plan on November 29, 2005, effective January 1, 2005.

                                        REMEDYTEMP, INC.


                                        By: /s/ Gunnar B. Gooding
                                            ------------------------------------
                                            Gunnar B. Gooding
                                            Senior Vice President, Human
                                            Resources and Legal Affairs


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